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                                                                   Exhibit 10.93

                           NOTE MODIFICATION AGREEMENT

         THIS NOTE MODIFICATION AGREEMENT (this "Agreement") is made and entered into as of the 31st day of December, 2003 (the "Effective Date") by and between Ronald E. Roark ("Roark") and Crown NorthCorp, Inc. ("Crown").

                             BACKGROUND INFORMATION

         A. Crown is obligated under a certain promissory note to Royal Investments Corp. ("Royal"), a true and correct copy of which is attached hereto and made a part hereof as Exhibit "A" (the "Crown Note").

         B. Royal and Crown have agreed that Royal will merge with and into Crown (the "Merger"). In conjunction with the Merger, Royal has distributed the Crown Note to Roark as a dividend such that Roark is now the holder in due course of the Crown Note.

         C. Also in conjunction with the Merger, Roark and Crown now want to modify the Crown Note to conform to the terms and conditions specified by Crown's Board of Directors in its approval of the Merger.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                             STATEMENT OF AGREEMENT

         1. Unpaid Balance. As of the Effective Date, the unpaid principal balance of the Crown Note is $500,000, plus accrued and unpaid interest thereon in the amount of $10,495.

         2. Term. The Crown Note is due and payable on or before December 31, 2005.

         3. Interest Rate; Payment. From and after the Effective Date, interest shall accrue on the unpaid principal balance of the Crown Note at a variable rate equal to the One-Year London Interbank Offered Rate ("1-Year LIBOR") in effect at the close of business on the last business day of each month. Crown shall pay interest on the Crown Note quarterly, provided however that these payments will not exceed Crown's net income, if any, as set forth in Crown's quarterly and annual reports filed with the U.S. Securities and Exchange Commission.

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         4. Full Force and Effect. The Crown Note, as modified by this
Agreement, is and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have set their hands as of the date first written above.

                                                  /s/ Ronald E. Roark
                                              ----------------------------------
                                                  RONALD E. ROARK

                                            CROWN NORTHCORP, INC.

                                            By:   /s/ Stephen W. Brown
                                               ---------------------------------
                                                  Name: Stephen W. Brown
                                                  Title: Secretary

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